SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 17, 1998

                               Novoste Corporation
               (Exact name of registrant as specified in charter)

         Florida                         0-20727                  59-2787476
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
incorporation)                                               Identification No.)

4350-C International Blvd., Norcross, GA                     30093
(Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (717) 717-0904

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5. Other Events.

            On August 17, 1998, Novoste Corporation (the "Registrant") issued a press release announcing the final six month summary results of its feasibility clinical trial, the Beta Energy Restenosis Trial (BERT). The purpose of the BERT study was to evaluate the safety and clinical feasibility of the Registrant's Beta-Cath(TM) System. A copy of the press release is attached as Schedule A hereto.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Novoste Corporation
                                      (Registrant)


                                      By: /s/ David N. Gill
                                          ----------------------------------
                                          David N. Gill
                                          Chief Financial Officer

Dated: September 4, 1998

                                                                      Schedule A

                      Press Release of Novoste Corporation

FOR IMMEDIATE RELEASE

Contact: Cheryl Johnson                                            Desmond Towey
         Vice President, Investor Relations                Bernadette McLaughlin
         NOVOSTE CORPORATION                                  TOWEY & ASSOCIATES
         (770) 717-0904                                           (212) 888-7600

        NOVOSTE ANNOUNCES FINAL SUMMARY DATA FROM BERT FEASIBILITY TRIAL

NORCROSS, Georgia -- (August 17, 1998) - Novoste Corporation (Nasdaq: NOVT) today announced the final six month summary results of its feasibility clinical trial, the Beta Energy Restenosis Trial (BERT). The purpose of the BERT study was to evaluate the safety and clinical feasibility of the Beta-Cath(TM) System. According to the clinical trial protocol, patients with discrete single lesions were to be treated with intracoronary radiation therapy (ICRT) following balloon angioplasty. Patients were randomly assigned to receive one of three radiation doses: 12, 14, or 16 gray. The elective use of coronary stents was not allowed in the study.

Of the 85 patients enrolled in the BERT study, 82 successfully received ICRT with the Beta-Cath(TM) System. Of these, 78 returned for angiographic follow-up six months after the procedure and exhibited a restenosis rate at the lesion site of 17%. This represents a greater than 50% improvement in restenosis when compared to an historical control group which did not receive ICRT. Additionally, the data demonstrated a greater than 75% improvement in the "late loss index", a measure of how much of the artery enlargement achieved by angioplasty is lost within six months of the procedure. There were no complications associated with the use of intracoronary radiation therapy.

Another important finding occurred in a subgroup of 13 patients who received coronary stents as a "bail-out" device to address acute complications which can occur with angioplasty procedures. Within the bail-out stent subgroup, a restenosis rate of 8% was observed at the lesion site, which suggests a major improvement from restenosis rates typically observed in similar patients. Results for the entire study group, as evaluated by the independent angiographic core lab, are summarized below.

                                  BERT Results
                                  ------------
                              (Entire Study Cohort)

                                                    BERT          BERT       Lovastatin
                                                 (all doses)  (14 & 16 Gy)  Placebo Group
-----------------------------------------------------------------------------------------
Number of Patients                                   78           52           161
Restenosis at Lesion Site (% of patients)            17%          15%           42%
Late Loss Index                                       9%           4%           43%
Number of Patients receiving Stents                  13            9             0(1)
Stent Restenosis at Lesion Site (% of patients)       8%           0%          N/A
-----------------------------------------------------------------------------------------

(1) Coronary stents were not commercially available at the time of the Lovastatin Restenosis Trial.

When reviewing the study results in more detail, it became apparent that several cases fell outside of the clinical trial protocol. Because of the fixed length of the device's radiation source train, the protocol placed restrictions on the length of the lesion which could be treated and the balloon which could be used. However, there were 12 patients enrolled in the study whose lesion length exceeded the allowable range. These patients demonstrated a higher rate of restenosis than the patients who met the lesion length requirement, suggesting that they may not have received a sufficient dose of radiation throughout the lesion. Additionally, there was one patient who had a greater than 50% residual stenosis prior to receiving radiation therapy. For the 65 patients who met the requirements for maximum lesion length and residual stenosis, the results were as follows.

                                  BERT Results
                                  ------------
       (for patients with allowable lesion lengths and residual stenoses)

                                                   All doses        14 & 16 Gy
------------------------------------------------------------------------------
Number of Patients                                    65                44
Restenosis at Lesion Site (% of patients)             14%               11%
Late Loss Index                                       11%                6%
------------------------------------------------------------------------------

Within the total patient cohort, there were an additional six patients who exhibited vessel narrowing in an area outside of the original lesion site at the extreme edges of the radiation source train. Three of these patients were revascularized with balloons which were much longer than that specified in the trial protocol. Two patients appeared to experience normal disease progression in lesions untreated by angioplasty. These lesions were at the edges of the radiation treatment area. The sixth patient was treated per the protocol and experienced a narrowing of the vessel outside the treated lesion.

Dr. Raoul Bonan, Novoste's Medical Director and Vice President of Clinical Affairs, stated, "I am very pleased by the final data from our feasibility trial, especially the improvement in late loss index. This is perhaps the most meaningful indicator of the efficacy of restenosis therapies. These results are very consistent with other recently published clinical studies and further corroborate the potential of radiation to greatly reduce restenosis."

Thomas D. Weldon, Chairman and CEO of Novoste, said, "Novoste was an early pioneer in the field of ICRT, and with the BERT trial we became the first company to initiate an FDA approved clinical trial of ICRT in January 1996. Novoste was also the first company to initiate a randomized multicenter trial of ICRT to treat restenosis. The 1,100 patient Beta-Cath(TM) System Trial is designed to definitively prove the efficacy of radiation in reducing restenosis in treated arteries, and it reflects what we learned in the BERT trial. For example, the dosing patterns in the current trial are correlated with artery size, and we have eliminated the lowest dose of 12 gray. We also recognized the need to treat longer lesions and we have developed a longer radiation source train for this purpose. Additionally, the protocol of the pivotal trial more closely mirrors current clinical practice in that it allows for provisional stenting in those patients who do not achieve a good angioplasty result. In these cases, the use of both radiation and stents may represent the best approach to restenosis."

Novoste Corporation is a leader in the emerging field of intracoronary radiation therapy for the treatment of restenosis. Restenosis, a re-narrowing of a previously treated artery, is the principal limitation of coronary angioplasty. For more information on the Company, please call Investor Relations at Novoste at (770) 717-0904 or visit the Company's website, http://www.novoste.com.

The forward looking statements included in this news release, which reflect management's best judgment based on factors currently known, involve risks and uncertainties including the demonstration of safety and efficacy of the Beta-Cath(TM) System, the limitations of interpreting data from small sample sizes, receipt of regulatory approvals, the emergence of alternative restenosis therapies, market acceptance of the Beta-Cath(TM) System and other risks detailed in documents filed by Novoste with the SEC, including reports filed on Forms 10-K and 10-Q.

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